Exhibit 99.1

Western Digital Reports Fiscal First Quarter 2024 Financial Results

News Summary
•First quarter revenue was $2.75 billion, up 3% sequentially (QoQ). Cloud revenue decreased 12% (QoQ), Client revenue increased 11% (QoQ) and Consumer revenue increased 14% (QoQ).
•First quarter GAAP earnings per share (EPS) was $(2.17) and Non-GAAP EPS was $(1.76), which includes $225 million of underutilization-related charges in Flash and HDD.
•Expect fiscal second quarter 2024 revenue to be in the range of $2.85 billion to $3.05 billion.
•Expect Non-GAAP EPS in the range of $(1.35) to $(1.05), which includes $110 to $130 million of underutilization-related charges in Flash and HDD.

SAN JOSE, Calif., — October 30, 2023 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal first quarter 2024 financial results.

“Western Digital’s fiscal first quarter results exceeded our expectations as the team’s efforts to bolster business agility and develop differentiated and innovative products across a broad range of end-markets have resulted in sequential margin improvement across flash and HDD businesses,” said David Goeckeler, Western Digital CEO. “Our Consumer and Client end markets continue to perform well and we now expect our Cloud end market to grow going forward. Our improved cost structure positions Western Digital to capitalize on enhanced earnings power as market conditions continue to improve.”

Western Digital Reports Fiscal First Quarter 2024 Financial Results

Q1 2024 Financial Highlights

	GAAP			Non-GAAP

	Q1 2024	Q4 2023	Q/Q	Q1 2024	Q4 2023	Q/Q
Revenue ($M)	$2,750	$2,672	up 3%	$2,750	$2,672	up 3%
Gross Margin	3.6%	3.4%	up 0.2 ppt	4.1%	3.9%	up 0.2 ppt
Operating Expenses ($M)	$695	$742	down 6%	$555	$582	down 5%
Operating Loss ($M)	$(596)	$(650)	*	$(443)	$(478)	*
Net Loss ($M)	$(685)	$(715)	*	$(554)	$(621)	*
Loss Per Share	$(2.17)	$(2.27)	*	$(1.76)	$(1.98)	*
* not a meaningful figure

	GAAP			Non-GAAP

	Q1 2024	Q1 2023	Y/Y	Q1 2024	Q1 2023	Y/Y
Revenue ($M)	$2,750	$3,736	down 26%	$2,750	$3,736	down 26%
Gross Margin	3.6%	26.3%	down 22.7 ppt	4.1%	26.7%	down 22.6 ppt
Operating Expenses ($M)	$695	$823	down 16%	$555	$689	down 19%
Operating Income (Loss) ($M)	$(596)	$158	*	$(443)	$307	*
Net Income (Loss) ($M)	$(685)	$27	*	$(554)	$64	*
Earnings (Loss) Per Share	$(2.17)	$0.08	*	$(1.76)	$0.20	*
* not a meaningful figure

The company had an operating cash outflow of $626 million and ended the quarter with $2.03 billion of total cash and cash equivalents.

Additional details can be found within the company’s earnings presentation, which is accessible online at investor.wdc.com.

Western Digital Reports Fiscal First Quarter 2024 Financial Results

End Market Summary

Revenue ($M)	Q1 2024	Q4 2023	Q/Q	Q1 2023	Y/Y
Cloud	$872	$994	down 12%	$1,829	down 52%
Client	1,147	1,035	up 11%	1,229	down 7%
Consumer	731	643	up 14%	678	up 8%
Total Revenue	$2,750	$2,672	up 3%	$3,736	down 26%

In the fiscal first quarter:

•Cloud represented 32% of total revenue. Sequentially, the decline was primarily due to lower nearline hard drive shipments to data center customers. The year-over-year decrease was primarily due to declines in shipments for both hard drive and flash products.

•Client represented 42% of total revenue. Sequentially, the increase was due to growth in flash bit shipments. The year-over-year decrease was primarily due to declines in flash pricing.

•Consumer represented 26% of total revenue. On both a sequential and year-over-year basis, the increase was driven by both higher content per unit and unit shipments in flash.

Western Digital Reports Fiscal First Quarter 2024 Financial Results

Business Outlook for Fiscal Second Quarter of 2024

Three Months Ending
December 29, 2023
	GAAP(1)	Non-GAAP(1)
Revenue ($B)	$2.85 - $3.05	$2.85 - $3.05
Gross margin	9.5% - 11.5%	10.0% - 12.0%
Operating expenses ($M)	$650 - $670	$560 - $580
Interest and other expense, net ($M)	~$105	~$105
Income tax expense ($M)(2)	N/A	$20 - $30
Preferred dividend ($M)	$15	$15
Diluted earnings per share	N/A	$(1.35) - $(1.05)
Diluted shares outstanding (in millions)	~325	~325

(1) Non-GAAP gross margin guidance excludes stock-based compensation expense of approximately $10 million to $15 million. The company’s Non-GAAP operating expenses guidance excludes stock-based compensation expense, and expenses related to strategic review, totaling approximately $85 million to $95 million. In the aggregate, Non-GAAP diluted earnings per share guidance excludes these items totaling approximately $95 million to $110 million. The timing and amount of additional charges the company excludes from its Non-GAAP income tax expense and Non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. The timing and amount of these charges excluded from Non-GAAP gross margin, Non-GAAP operating expenses, and Non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Accordingly, full reconciliations of Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP income tax expense and Non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (GAAP gross profit, GAAP operating expenses, income tax expense and diluted earnings per share, respectively) are not available without unreasonable effort.

(2) The Non-GAAP income tax expense is determined based on a percentage of Non-GAAP pre-tax income or loss. Our estimated Non-GAAP tax dollars may differ from our GAAP tax dollars (i) due to differences in the tax treatment of items excluded from our Non-GAAP net income or loss; (ii) the fact that our GAAP income tax expense or benefit recorded in any interim period is based on an estimated forecasted GAAP tax rate for the full year, excluding loss jurisdictions; and (iii) because our GAAP taxes recorded in any interim period are dependent on the timing and determination of certain GAAP operating expenses.

Western Digital Reports Fiscal First Quarter 2024 Financial Results

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the fiscal second quarter of 2024 will be broadcast live online today at 5:30 a.m. Pacific/8:30 a.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
Western Digital is on a mission to unlock the potential of data by harnessing the possibility to use it. With Flash and HDD franchises, underpinned by advancements in storage technologies, we create breakthrough innovations and powerful data storage solutions that enable the world to actualize its aspirations. Core to our values, we recognize the urgency to combat climate change and have committed to ambitious carbon reduction goals approved by the Science Based Targets initiative. Learn more about Western Digital and the Western Digital®, SanDisk® and WD® brands at www.westerndigital.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for the company’s business outlook and financial performance for the fiscal second quarter of 2024 and beyond; end-market performance; product developments; the impact of the company's cost structure on earnings power; and overall market conditions. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fiscal first quarter ended September 29, 2023 included in this press release represent the most current information available to management. Actual results when disclosed in the company's Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures, final adjustments, completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the filing of the company's Form 10-Q. Other key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions; future responses to and effects of global health crises; the impact of business and market conditions; the outcome and impact of the company's ongoing strategic review, including with respect to customer and supplier relationships, regulatory and contractual restrictions, stock price volatility and the diversion of management’s attention from ongoing business operations and opportunities; the impact of competitive products and pricing; the company's development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and the company's strategic relationships;

Western Digital Reports Fiscal First Quarter 2024 Financial Results

difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; the company's level of debt and other financial obligations; changes to the company's relationships with key customers; compromise, damage or interruption from cybersecurity incidents or other data system security risks; actions by competitors; the company's ability to achieve its GHG emissions reduction and other ESG goals: risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Annual Report on Form 10-K filed with the SEC on August 22, 2023, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

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Western Digital, the Western Digital logo, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	September 29, 2023	June 30, 2023

ASSETS
Current assets:
Cash and cash equivalents	$2,032	$2,023
Accounts receivable, net	1,451	1,598
Inventories	3,497	3,698
Other current assets	597	567
Total current assets	7,577	7,886
Property, plant and equipment, net	3,371	3,620
Notes receivable and investments in Flash Ventures	1,245	1,297
Goodwill	10,035	10,037
Other intangible assets, net	80	80
Other non-current assets	1,693	1,509
Total assets	$24,001	$24,429
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,294	$1,293
Accounts payable to related parties	277	292
Accrued expenses	1,347	1,288
Income taxes payable	675	999
Accrued compensation	349	349
Current portion of long-term debt	1,850	1,213
Total current liabilities	5,792	5,434
Long-term debt	5,822	5,857
Other liabilities	1,398	1,415
Total liabilities	13,012	12,706
Convertible preferred stock	876	876
Total shareholders’ equity	10,113	10,847
Total liabilities, convertible preferred stock and shareholders’ equity	$24,001	$24,429

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended
	September 29, 2023	September 30, 2022
Revenue, net	$2,750	$3,736
Cost of revenue	2,651	2,755
Gross profit	99	981
Operating expenses:
Research and development	431	552
Selling, general and administrative	207	247
Employee termination, asset impairment, and other	57	24
Total operating expenses	695	823
Operating income (loss)	(596)	158
Interest and other income, net	(86)	(74)
Income (loss) before taxes	(682)	84
Income tax expense	3	57
Net income (loss)	(685)	27
Less: cumulative dividends allocated to preferred shareholders	15	—
Net income (loss) attributable to common shareholders	$(700)	$27

Income (loss) per common share:
Basic	$(2.17)	$0.09
Diluted	$(2.17)	$0.08

Weighted average shares outstanding:
Basic	323	316
Diluted	323	319

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended
	September 29, 2023	September 30, 2022
Operating Activities
Net income (loss)	$(685)	$27
Adjustments to reconcile net income (loss) to net cash (used in) provided by operations:
Depreciation and amortization	147	216
Stock-based compensation	77	86
Deferred income taxes	(46)	(42)
Loss (Gain) on disposal of assets	(87)	1
Non-cash portion of asset impairment	95	—
Amortization of debt issuance costs and discounts	4	3
Other non-cash operating activities, net	1	44
Changes in:
Accounts receivable, net	147	382
Inventories	201	(224)
Accounts payable	25	(125)
Accounts payable to related parties	(15)	(25)
Accrued expenses	63	(44)
Income taxes payable	(325)	117
Accrued compensation	1	(104)
Other assets and liabilities, net	(229)	(306)
Net cash (used in) provided by operating activities	(626)	6
Investing Activities
Purchases of property, plant and equipment, net	69	(320)
Activity related to Flash Ventures, net	13	99
Strategic investments and other, net	2	(3)
Net cash provided by (used in) in investing activities	84	(224)
Financing Activities
Employee stock plans, net	(43)	(50)
Net proceeds from convertible preferred stock	(3)	—
Proceeds from debt	600	—
Net cash provided by (used in) financing activities	554	(50)
Effect of exchange rate changes on cash	(3)	(10)
Net increase (decrease) in cash and cash equivalents	9	(278)
Cash and cash equivalents, beginning of period	2,023	2,327
Cash and cash equivalents, end of period	$2,032	$2,049

WESTERN DIGITAL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(in millions; except percentages; unaudited)

	Three Months Ended
	September 29, 2023	September 30, 2022

Net revenue:
Flash	$1,556	$1,722
HDD	1,194	2,014
Total net revenue	$2,750	$3,736
Gross profit:
Flash	$(161)	$422
HDD	273	574
Total gross profit for segments	112	996
Unallocated corporate items:
Stock-based compensation expense	(13)	(14)
Amortization of acquired intangible assets	—	(1)
Total unallocated corporate items	(13)	(15)
Consolidated gross profit	$99	$981
Gross margin:
Flash	(10.3)%	24.5%
HDD	22.9%	28.5%
Total gross margin for segments	4.1%	26.7%
Consolidated gross margin	3.6%	26.3%

The Company manages and reports under two reportable segments: flash-based products (“Flash”) and hard disk drives (“HDD”). In the table above, total gross profit for segments and total gross margin for segments are Non-GAAP financial measures, which are also referred to herein as Non-GAAP gross profit and Non-GAAP gross margin, respectively.

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended
	September 29, 2023	June 30, 2023	September 30, 2022
GAAP gross profit	$99	$92	$981
Stock-based compensation expense	13	11	14
Amortization of acquired intangible assets	—	(1)	1
Other	—	2	—
Non-GAAP gross profit	$112	$104	$996

GAAP operating expenses	$695	$742	$823
Stock-based compensation expense	(64)	(61)	(72)
Amortization of acquired intangible assets	—	(17)	(38)
Employee termination, asset impairment, and other	(57)	(53)	(24)
Strategic review	(17)	(27)	—
Other	(2)	(2)	—
Non-GAAP operating expenses	$555	$582	$689

GAAP operating income (loss)	$(596)	$(650)	$158
Gross profit adjustments	13	12	15
Operating expense adjustments	140	160	134
Non-GAAP operating income (loss)	$(443)	$(478)	$307

GAAP interest and other income, net	$(86)	$(80)	$(74)
Other	—	(6)	(1)
Non-GAAP interest and other income, net	$(86)	$(86)	$(75)

GAAP income tax expense (benefit)	$3	$(15)	$57
Income tax adjustments	22	72	111
Non-GAAP income tax expense	$25	$57	$168

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended
	September 29, 2023	June 30, 2023	September 30, 2022
GAAP net income (loss)	$(685)	$(715)	$27
Stock-based compensation expense	77	72	86
Amortization of acquired intangible assets	—	16	39
Employee termination, asset impairment and other	57	53	24
Strategic review	17	27	—
Other	2	(2)	(1)
Income tax adjustments	(22)	(72)	(111)
Non-GAAP net income (loss)	(554)	(621)	64
Less: cumulative dividends allocated to preferred shareholders	15	15	—
Non-GAAP net income (loss) attributable to common shareholders	$(569)	$(636)	$64

Diluted income (loss) per common share
GAAP	$(2.17)	$(2.27)	$0.08
Non-GAAP	$(1.76)	$(1.98)	$0.20

Diluted weighted average shares outstanding:
GAAP	323	321	319
Non-GAAP	323	321	319

Cash flows
Cash flow provided by (used in) operating activities	$(626)	$(68)	$6
Purchases of property, plant and equipment, net	69	(119)	(320)
Activity related to Flash Ventures, net	13	(32)	99
Free cash flow	$(544)	$(219)	$(215)

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth Non-GAAP gross profit; Non-GAAP gross margin; Non-GAAP operating expenses; Non-GAAP operating income and loss; Non-GAAP interest and other income, net; Non-GAAP income tax expense; Non-GAAP net income and loss; Non-GAAP diluted income and loss per common share and free cash flow (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, stock-based compensation expense, amortization of acquired intangible assets, employee termination, asset impairment, and other, expenses related to our strategic review, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company’s results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company’s control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company’s peers, a majority of whom also exclude stock-based compensation expense from their Non-GAAP results.

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company’s acquisitions and any related impairment charges.

Employee termination, asset impairment, and other. From time-to-time, in order to realign the company’s operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, the company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. In addition, the Company has taken actions to reduce the amount of capital invested in facilities, including the sale-leaseback of facilities. These charges or credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Strategic review. The company incurred expenses associated with its ongoing review of potential strategic alternatives aimed at further optimizing the long-term value for stockholders. The company believes these charges do not reflect the company’s operating results and that they are not indicative of the underlying performance of its business.

Other adjustments. From time-to-time, the company incurs charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual Non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain Non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments for the re-measurement of certain unrecognized tax benefits primarily related to tax positions taken in prior quarters, including interest. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

Additionally, free cash flow is defined as cash flows provided (used in) by operating activities less purchases of property, plant and equipment, net, and the activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company’s business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

___________________
Contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Media Relations
949.672.9655	408.801.0021
peter.andrew@wdc.com	WD.Mediainquiries@wdc.com
investor@wdc.com